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                                                                  Exhibit 10(b)


                  Sutherland Asbill & Brennan LLP Letterhead
                         1275 Pennsylvania Ave., N.W.
                             Washington, DC 20004


MARY JANE WILSON-BILIK
DIRECT LINE:  202.383.0660
Internet:  mjwilson-bilik@sablaw.com


                              September 10, 2002



VIA EDGARLINK

Board of Commissioners
Canada Life Insurance Company of America
6201 Powers Ferry Road, N.W.
Atlanta, Georgia  30339

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information for the Varifund(R) Advisor Variable Annuity, and to the incorporation by reference of our name in the Statement of Additional Information for the Varifund Annuity, filed as part of Post-Effective Amendment No. 20 to the registration statement on Form N-4 for the Canada Life of America Variable Annuity Account 1 (File Nos. 33-28889; 811-5817). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    Sutherland Asbill & Brennan LLP



                                    By:    /s/ Mary Jane Wilson-Bilik
                                           --------------------------
                                           Mary Jane Wilson-Bilik